EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Tidewater Inc. of our report dated February 27, 2023, relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in Tidewater Inc.’s Annual Report on Form 10-K for the year ended December 31, 2022. We also consent to the reference to us under the heading “Experts” in the prospectus forming part of such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Houston, Texas
August 11, 2023